Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-192875 on Form S-8 and No. 333-201346 on Form S-3 of TetraLogic Pharmaceuticals Corporation of our report dated March 16, 2016, with respect to the consolidated financial statements of TetraLogic Pharmaceuticals Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 16, 2016